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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of priceline.com Incorporated on Form S-3 of our report on Priceline Mortgage Company, L.L.C. dated February 25, 2004, appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Jacksonville, Florida May 3, 2004

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of priceline.com Incorporated on Form S-3 of our report dated March 10, 2004, appearing in the Annual Report on Form 10-K/A of priceline.com Incorporated for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
May 3, 2004

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INDEPENDENT AUDITORS' CONSENT
INDEPENDENT AUDITORS' CONSENT